AMD FINANCIAL RESULTS Third Quarter 2022 November 1, 2022

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202222 CAUTIONARY STATEMENT This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as the features, functionality, performance, availability, timing and expected benefits of AMD products; and AMD’s expected fourth quarter 2022 and fiscal 2022 financial outlook, including revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of revenue, non- GAAP interest expense, taxes and other, non-GAAP tax rates and diluted share count; AMD’s total addressable market; and AMD’s ability to drive long-term shareholder returns, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this presentation are based on current beliefs, assumptions and expectations, speak only as of the date of this presentation and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; global economic uncertainty; loss of a significant customer; impact of the COVID-19 pandemic on AMD’s business, financial condition and results of operations; competitive markets in which AMD’s products are sold; market conditions of the industries in which AMD products are sold; cyclical nature of the semiconductor industry; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with expected features and performance levels; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyber-attacks; potential difficulties in upgrading and operating AMD’s new enterprise resource planning system; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third- party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of government actions and regulations such as export administration regulations, tariffs and trade protection measures; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals-related provisions and other laws or regulations; impact of acquisitions, joint ventures and/or investments , including acquisitions of Xilinx and Pensando, on AMD's business, and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets on the combined company’s financial position and results of operation; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit facility; AMD's indebtedness; AMD's ability to generate sufficient cash to meet its working capital requirements or generate sufficient revenue and operating cash flow to make all of its planned R&D or strategic investments; political, legal, economic risks and natural disasters; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD’s stock price volatility; and worldwide political conditions. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q. NON-GAAP FINANCIAL MEASURES In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and free cash flow. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, AMD uses a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments, reflecting currently available information, and a projected non-GAAP cash tax rate of approximately 10% that includes the projected current income tax liability plus known foreign withholding tax obligations paid expressed as a percentage of non-GAAP profit before tax. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. This presentation also contains forward-looking non-GAAP measures concerning AMD’s financial outlook such as gross margin, operating expenses, interest expense, taxes and other. These forward- looking non-GAAP measures are based on current expectations as of November 1, 2022, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its forward-looking statements made in this presentation except as may be required by law.

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202233 Expanding Customer & Partner Ecosystem Significant Growth in Data Center and Embedded Strong Balance Sheet Leadership Product Portfolio OUR JOURNEY

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202244 OUR LEADERSHIP TECHNOLOGY Software Enablement Open-source software co-designed with hardware and optimized for performance across heterogenous solutions Data Center Leadership Delivering innovation in cloud, enterprise, AI and accelerated computing Advanced Technology Driving leadership process technology and 3D chiplet packaging Industry-Leading IP Executing leadership CPU, GPU, DPU, FPGA and Adaptive SOC products and roadmaps

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202255 OUR LEADERSHIP PRODUCTS Embedded Leadership FPGAs, adaptive SOCs and SOMs, and embedded CPUs and GPUs for a broad set of markets Gaming Top-to-bottom desktop and notebook GPUs, game console and semi-custom SOCs Client Leadership CPUs and APUs for notebook and desktop PCs and commercial workstations Data Center Leadership data center solutions with server CPUs, GPUs, FPGAs, DPUs, SmartNICs and adaptive SOCs

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 20226 QUARTERLY SUMMARY Q3 2022 ▪ Revenue of $5.6 billion grew 29% y/y driven by growth across Data Center, Gaming and Embedded segments ▪ Client segment revenue decreased due to reduced processor shipments resulting from a weak PC market and a significant inventory correction across the PC supply chain $4.3B $5.6B Q3 2021 Q3 2022 Revenue

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 20227 GROSS MARGIN SUMMARY Q3 2022 1. See Appendices for GAAP to Non-GAAP reconciliation ▪ Non-GAAP gross margin increase primarily driven by higher Embedded and Data Center segment revenue Non-GAAP1 48% 42% Q3 2021 Q3 2022 GAAP ▪ Gross margin decrease primarily due to amortization of acquisition-related intangible assets 48% 50% Q3 2021 Q3 2022 $160 million of inventory, pricing & related charges included in GAAP and non-GAAP gross margin

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 20228 $0.9B $(0.1)B Q3 2021 Q3 2022 OPERATING INCOME (LOSS) SUMMARY Q3 2022 1. See Appendices for GAAP to Non-GAAP reconciliation GAAP Non-GAAP1 $1.1B $1.3B Q3 2021 Q3 2022 ▪ Operating loss primarily due to amortization of Xilinx acquisition-related intangible assets and increased R&D investments ▪ Non-GAAP operating income primarily driven by higher revenue and gross margin, partially offset by higher operating expenses

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 20229 EARNINGS PER SHARE SUMMARY Q3 2022 1. See Appendices for GAAP to Non-GAAP reconciliation GAAP Non-GAAP1 ▪ Net income of $66 million, decreased y/y primarily due to amortization of Xilinx acquisition-related intangible assets and increased R&D investments, partially offset by a $135 million tax benefit in the quarter ▪ EPS reflects lower net income $0.75 $0.04 Q3 2021 Q3 2022 $0.73 $0.67 Q3 2021 Q3 2022 ▪ Non-GAAP net income of $1.1 billion, increased y/y primarily driven by higher revenue and gross margin, partially offset by higher operating expenses ▪ Non-GAAP EPS declined primarily due to lower Client segment revenue

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202210 ($ in millions, except per share data) Q3’22 Q3’21 Y/Y Revenue $5,565 $4,313 Up 29% Gross Profit $2,354 $2,086 Up 13% Gross Margin % 42% 48% Down 610 bps Operating Expenses $2,426 $1,141 Up 113% Operating Expense/Revenue % 44% 26% Up 18 pp Operating Income (Loss) $(64) $948 Down 107% Operating Margin % (1)% 22% Down 23 pp Net Income $66 $923 Down 93% Earnings Per Share $0.04 $0.75 Down 95% Q3 2022 SUMMARY P&L | GAAP

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202211 ($ in millions, except per share data) Q3’22 Q3’21 Y/Y Revenue $5,565 $4,313 Up 29% Gross Profit $2,776 $2,087 Up 33% Gross Margin % 50% 48% Up 150 bps Operating Expenses $1,520 $1,035 Up 47% Operating Expense/Revenue % 27% 24% Up 3 pp Operating Income $1,264 $1,055 Up 20% Operating Margin % 23% 24% Down 1 pp Net Income $1,095 $893 Up 23% Earnings Per Share¹ $0.67 $0.73 Down 8% Q3 2022 SUMMARY P&L | NON-GAAP1 1. See Appendices for GAAP to Non-GAAP reconciliation and share count reference

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202212 $3.2 $3.4 $3.9 $4.3 $4.8 $5.9 $6.6 $5.6 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 DATA CENTER, GAMING & EMBEDDED SEGMENTS EACH GREW Y/Y, CLIENT SEGMENT LOWER Y/Y +29% y/y REVENUE ($ in Billions)

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202213 45% 46% 48% 48% 50% 48% 46% 42% Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Y/Y DECREASE PRIMARILY DUE TO AMORTIZATION OF INTANGIBLE ASSETS ASSOCIATED WITH THE XILINX ACQUISITION $160 million of inventory, pricing & related charges included in Q3’22 GAAP gross margin GROSS MARGIN (GAAP) -6pp y/y

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202214 45% 46% 48% 48% 50% Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 50% Y/Y INCREASE PRIMARILY DRIVEN BY HIGHER EMBEDDED AND DATA CENTER SEGMENT REVENUE $160 million of inventory, pricing & related charges included in Q3’22 non-GAAP gross margin GROSS MARGIN (Non-GAAP)* *See Appendices for GAAP to Non-GAAP reconciliation. 54% 53% +2pp y/y

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202215 $0.39 $0.45 $0.58 $0.75 $0.80 $0.56 $0.27 $0.04 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 -95% y/y $1.06 Valuation Allowance Release $1.451 EARNINGS PER SHARE (GAAP) 1. In Q4 2020, AMD released $1.3 billion of its $2.9 billion income tax valuation allowance. The valuation allowance release had a $1.06 benefit to Q4 2020 earnings per share. Y/Y DECREASE PRIMARILY DUE TO LOWER NET INCOME

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202216 $0.52 $0.52 $0.63 $0.73 $0.92 $1.13 $1.05 $0.67 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 -8% y/y EARNINGS PER SHARE (Non-GAAP)* DOWN Y/Y PRIMARILY DUE TO LOWER CLIENT SEGMENT REVENUE *See Appendices for GAAP to Non-GAAP reconciliation

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202217 Q3 2022 SUMMARY BALANCE SHEET ITEMS STRONG NET CASH POSITION Cash flow from operations $965 million; free cash flow $842 million3 Repurchased $617 million of common stock ($ in millions) Q3’22 Q3’21 Y/Y Cash, Cash Equivalents and Short-term Investments $5,591 $3,608 Up $1,983 Accounts Receivable, Net $4,336 $2,224 Up $2,112 Inventories $3,369 $1,902 Up $1,467 Total Debt (principal amount)1,2 $2,501 $313 Up $2,188 Total Debt, Net1 $2,466 $313 Up $2,153 1. See Appendices for Total Debt reconciliation 2. Q3’22 Debt includes $1.5 billion in aggregate principal of Xilinx’s 2.95% Notes and 2.375% Notes, recorded at fair value as of the Xilinx Acquisition Date 3. See Appendices for GAAP to Non-GAAP reconciliation

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202218 Q3 2022 SEGMENT RESULTS ($ in millions) Q3’22 Q3’21 Y/Y Data Center Net Revenue $1,609 $1,108 Up 45% Operating Income $505 $308 Up 64% Client Net Revenue $1,022 $1,692 Down 40% Operating Income (Loss) $(26) $490 Down 105% Gaming Net Revenue $1,631 $1,434 Up 14% Operating Income $142 $231 Down 39% Embedded Net Revenue $1,303 $79 Up 1,549% Operating Income $635 $23 Up 2,661% (GAAP)

DATA CENTER SEGMENT Q3 2022

Quarterly Revenue


$1.1B
$1.6B
Q3 2021
Q3 2022

Revenue

$1.6 Billion

Up 45% y/y

Strong sales of EPYC™ server processors

Operating Margin


28%
31%
Q3 2021
Q3 2022

Operating Income

$505 Million

vs. $308 Million a year ago

Growth in operating income primarily driven by higher revenue, partially offset by higher operating expenses

AMD EPYC AMD INSTINCT AMD XILINX AMD PENSANDO

Strategic Highlights

- Ten straight quarters of record server processor sales driven by EPYC processors
- Expanded deployments of EPYC processors to power over 70 new AMD instances by Azure, Amazon, Tencent, Baidu and others
- Strong demand for initial shipments of next-generation “Genoa” CPUs
- Shipments of Xilinx FPGA and networking products and Pensando DPUs ramped significantly

19 Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 2022

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202220 CLIENT SEGMENT Q3 2022 ▪ PC demand softened and PC OEMs and channel partners focused on reducing inventory ▪ Launched 5nm RyzenTM 7000 series processors, powered by “Zen 4” architecture, to strong reviews Strategic Highlights $1.7B $1.0B Q3 2021 Q3 2022 29% (3)% Q3 2021 Q3 2022 Quarterly Revenue Operating Margin Revenue $1.0 Billion Down 40% y/y Due to reduced processor shipments Operating Income (Loss) $(26) Million vs. $490 Million a year ago Operating income decrease primarily due to lower revenue

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202221 16% 9% Q3 2021 Q3 2022 GAMING SEGMENT Q3 2022 ▪ Strong demand for game console SOCs as Sony and Microsoft prepare for the holiday season ▪ Launching next-generation RDNATM 3 GPUs with 5nm chiplet design to deliver significant performance increases compared to current products Strategic Highlights $1.4B $1.6B Q3 2021 Q3 2022 Quarterly Revenue Operating Margin Revenue $1.6 Billion Up 14% y/y Operating Income $142 Million vs. $231 Million a year ago Decline in operating income primarily due to lower graphics revenue and inventory, pricing and related charges in graphics business Driven by higher semi-custom product sales, partially offset by lower graphics revenue

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202222 EMBEDDED SEGMENT Q3 2022 ▪ Record aerospace & defense, and automotive and communications sales ▪ New design win opportunities and deeper customer engagements driven by expanded product portfolio ▪ Energy Sciences Network selected AlveoTM U280-based network accelerator cards for the US Department of Energy’s next- generation network Strategic Highlights $1.3B Q3 2021 Q3 2022 30% 49% Q3 2021 Q3 2022 Quarterly Revenue Operating Margin Revenue $1.3 Billion Up 1,549% y/y Primarily driven by inclusion of Xilinx embedded product revenue Operating Income $635 Million vs. $23 Million a year ago $0.1B Growth in operating income primarily driven by higher revenue

FINANCIAL OUTLOOK – NON-GAAP[1]

($ in millions)	Q4'22[3]	FY 2022
Revenue	~$5.5 Billion +/- $300 Million Growth of ~14% y/y	~$23.5 Billion +/- $300 Million Growth of ~43% y/y
Gross Margin %	~51%	~52%
Operating Expenses Operating Expenses/Revenue %	~$1.55 Billion ~28%	 ~25%
Interest Expense, Taxes and Other	~$175 Million	--
Effective Tax Rate	~13% of pre-tax income	
Cash Tax Rate	--	~10% of pre-tax income
Diluted Share Count[2]	~1.62 billion shares	~1.57 billion shares

1. See Cautionary Statement on Slide 2. These forward-looking outlook statements and non-GAAP measures are based on current expectations as of November 1, 2022, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law. All items, except revenue, are on a non-GAAP basis. Adjustments to arrive at the GAAP financial outlook typically include stock-based compensation, amortization of acquired intangible assets, income tax provision, equity income in investee, and other non-recurring items such as loss on debt redemption/conversion, impairment charges and acquisition-related costs. The timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control, therefore, a reconciliation to equivalent GAAP measures is not practicable at this time.

2. Refer to Diluted Share Count overview in the Appendices

3. AMD's Q4'22 is a 14-week quarter.

23 Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 2022

AMD
together we advance_

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 20222424 Strong Data Center, Embedded and Gaming Segment Performance Gross Margin 42% Non-GAAP GM 50% Operating Cash Flow $965M Revenue $5.6B Up 29% Y/Y Q3 2022 SUMMARY 1 STRONG BALANCE SHEET 1. 1. See Appendices for GAAP to Non-GAAP reconciliation

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 20222525 AMD COMMITMENT TO ESG Governance Delivering industry leading products with integrity, innovation and quality in order to help solve global challenges Social Creating a culture that drives innovation by fostering diversity, inclusion and belonging Environmental Steadfast commitment to environmental stewardship and contributing to our local communities CORPORATE RESPONSIBILITY REPORT ON AMD.COM

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 20222626 Large and Compelling $300B TAM World-Class Execution and Focus Unmatched Technology Leadership Expanding Data Center Leadership and Pervasive AI Strong Balance Sheet OUR NEXT JOURNEY DRIVING LONG-TERM SHAREHOLDER RETURNS

APPENDICES

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND GROSS MARGIN

(Millions) (Unaudited)	Q4'20	Q1'21	Q2'21	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22
GAAP gross profit	$ 1,451	$ 1,587	$ 1,830	$ 2,086	$ 2,426	$ 2,818	$ 3,028	$ 2,354
GAAP gross margin %	45%	46%	48%	48%	50%	48%	46%	42%
Stock-based compensation	1	1	2	1	1	4	8	8
Acquisition-related costs (1)	–	–	–	–	–	92	95	2
Amortization of acquired intangible assets	–	–	–	–	–	186	407	412
Non-GAAP gross profit	$ 1,452	$ 1,588	$ 1,832	$ 2,087	$ 2,427	$ 3,100	$ 3,538	$ 2,776
Non-GAAP gross margin %	45%	46%	48%	48%	50%	53%	54%	50%

RECONCILIATION OF GAAP TO NON-GAAP OPERATING EXPENSES

(Millions) (Unaudited)	Q3'22	Q3'21
GAAP operating expenses	$ 2,426	$ 1,141
GAAP Operating Expenses/Revenue %	44%	26%
Stock-based compensation	261	98
Acquisition-related costs (1)	55	8
Amortization of acquired intangible assets	590	–
Non-GAAP operating expenses	$ 1,520	$ 1,035
Non-GAAP Operating Expenses/Revenue %	27%	24%

(1) Acquisition-related costs primarily comprised of transaction costs, purchase price adjustments for inventory and certain compensation charges.

27 Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 2022

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Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202228 APPENDICES RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME (Millions) (Unaudited) Q3’22 Q3’21 GAAP operating income (loss) $ (64) $ 948 GAAP operating margin % (1%) 22% Stock-based compensation 269 99 Acquisition-related costs (1) 57 8 Amortization of acquired intangible assets 1,002 - Non-GAAP operating income $ 1,264 $ 1,055 Non-GAAP operating margin % 23% 24% (1) Acquisition-related costs primarily comprised of transaction costs, purchase price adjustments for inventory and certain compensation charges

APPENDICES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME / EARNINGS PER SHARE

(Millions, except per share data) (Unaudited)	Q4'20		Q1'21		Q2'21		Q3'21		Q4'21		Q1'22		Q2'22		Q3'22	
GAAP net income / earnings per share	$1,781	$ 1.45	$ 555	$ 0.45	$ 710	$ 0.58	$ 923	$ 0.75	$ 974	$ 0.80	$ 786	$ 0.56	$ 447	$ 0.27	$ 66	$ 0.04
Loss on debt redemption/conversion	16	0.01	14	0.02	1	–	–	–	–	–	–	–	–	–	–	–
(Gains) losses on equity investments, net	–	–	–	–	–	–	(60)	(0.05)	(4)	–	44	0.03	10	–	3	–
Stock-based compensation	79	0.06	85	0.07	83	0.06	99	0.08	112	0.09	174	0.12	259	0.16	269	0.16
Equity income in investee	(3)	–	(2)	–	(2)	–	(2)	–	–	–	(3)	–	(4)	–	(4)	–
Acquisition-related costs [(1)]	14	0.01	15	0.01	10	0.01	8	0.01	9	–	233	0.17	174	0.11	57	0.04
Amortization of acquired intangible assets	–	–	–	–	–	–	–	–	–	–	479	0.34	1,023	0.63	1,002	0.62
Release of valuation allowance on deferred tax assets	(1,301)	(1.06)	–	–	–	–	–	–	–	–	–	–	–	–	–	–
Income tax provision	50	0.05	(25)	(0.03)	(24)	(0.02)	(75)	(0.06)	31	0.03	(124)	(0.09)	(202)	(0.12)	(298)	(0.19)
Non-GAAP net income / earnings per share	$ 636	$ 0.52	$ 642	$ 0.52	$ 778	$ 0.63	$ 893	$ 0.73	$1,122	$ 0.92	$1,589	$ 1.13	$1,707	$ 1.05	$1,095	$ 0.67

Shares used and net income adjustment in earnings per share calculation																
Shares used in per share calculation (GAAP) [(2)]		1,226		1,231		1,232		1,230		1,222		1,410		1,632		1,625
Shares used in per share calculation (Non-GAAP) [(2)]		1,232		1,233		1,232		1,230		1,222		1,410		1,632		1,625

(1) Acquisition-related costs primarily comprised of transaction costs, purchase price adjustments for inventory and certain compensation charges.
(2) GAAP and non-GAAP diluted EPS include the assumed conversion of the Company's 2026 Convertible Notes under the "if converted" method.

29 Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 2022

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Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202230 (Millions) (Unaudited) Q3’22 Q3’21 7.50% Senior Notes due 2022 $ – $ 312 2.95% Senior Notes due 2024 750 – 2.125% Convertible Senior Notes due 2026 1 1 2.375% Senior Notes due 2030 750 – 3.924% Senior Notes due 2032 500 – 4.393% Senior Notes due 2052 500 – Total Debt (principal amount) $ 2,501 $ 313 Unamortized debt discount and issuance costs (35) – Total Debt (net) $ 2,466 $ 313 (Millions) (Unaudited) Q3’22 Operating cash flow 965 Operating cash flow margin % 17% Purchases of property and equipment (123) Free cash flow 842 Free cash flow margin % 15% TOTAL DEBT (NET) APPENDICES RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW

Q3 2022 FINANCIAL RESULTS – NOVEMBER 1, 202231 Shares (millions) (1) Q1’22 Q2’22 Q3’22 Q4’22 2022 Actual Actual Actual Estimate Estimate Basic shares 1,393 1,618 1,615 1,615 1,563 Dilutive impact from Employee equity grants and warrant(2) 17 14 10 6 10 Diluted shares 1,410 1,632 1,625 1,621 1,573 APPENDICES SHARE COUNT OVERVIEW The table above provides actual share count for Q1’22, Q2’22 and Q3’22 and an estimate of share count to use when calculating GAAP and non-GAAP diluted earnings per share for Q4’22 and FY 2022. (1) Share counts are weighted average shares. (2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent upon the average stock price during the period. The Q1’22, Q2’22 and Q3’22 average stock price was $121.81, $96.04 and $86.37, respectively. The Q3’22 average stock price of $86.37 was assumed for Q4’22 and FY22 average stock price estimates.